FIRST SUPPLEMENTAL INDENTURE
                           Dated as of October 7, 1996

                                       to

                                    INDENTURE

                         Dated as of September 20, 1996

                                     between

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                                       and

                               FLEET NATIONAL BANK

                                   as Trustee


                           --------------------------

                    7.50% Convertible Subordinated Debentures
                               Due 2003, Series A
                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE



                  FIRST SUPPLEMENTAL INDENTURE, dated as of October 7, 1996 (this "Supplement"), between Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), and Fleet National Bank, a United States Bank, as trustee (the "Trustee"), to that certain Indenture, dated as of September 20, 1996, between the Company and the Trustee (the "Indenture").

                  WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of the individual series of securities thereunder, upon the Company and Trustee entering into a supplemental indenture to the Indenture authorizing such series; and

                  WHEREAS, the Company wishes to issue its first series of securities thereunder, designated its 7.50% Convertible Subordinated Debentures Due 2003, Series A (the "Securities"); and

                  WHEREAS,   all  acts   necessary  to  constitute   this  First
Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

                  NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       Definitions.

         Solely for purposes of this Supplement, Section 101 of the Indenture is hereby amended by inserting, in their appropriate alphabetical locations, each of the following defined terms:

         "Agent"  means  any   Registrar,   Paying  Agent,   Conversion   Agent,
co-registrar or agent for service of notices and demands.

         "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of corporation, or partnership interests or other equivalents

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(however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

         "Closing Price" means with respect to the shares of Capital Stock of the Company on any day, (i) the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or (ii) if the shares of Capital Stock are not listed or admitted to trading on the New York Stock Exchange, the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Capital Stock are listed or admitted to trading, or (iii) if the shares of Capital Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Common Shares" means the Company's common shares of beneficial interest, $.01 par value per share, or as such shares may be reconstituted from time to time.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Indebtedness" as applied to any Person,  means,  without  duplication:
(a) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money whether or not evidenced by a promissory note, draft or similar instrument (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit; (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks; (v) for the payment of money relating to obligations with respect to any lease that is properly classified as a liability on a balance sheet in accordance with generally accepted accounting principles; and (vi) representing the balance deferred and unpaid for all or any part of the purchase price of property or services (except any such balance that constitutes (a) a trade payable or an accrued liability arising in the ordinary course of business or (b) a trade draft or note payable issued in the ordinary course of business in connection with the purchase of goods or services); (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others described in the preceding clauses (a) and (b) which such Person has guaranteed or for which it is otherwise liable and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, amendments, renewals, extensions, supplements, refinancings or refundings (whether direct or indirect) of any liability or obligations described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

         "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Junior Securities" of any Person means any Capital Stock and any Indebtedness of such Person that is (i) subordinated in right of payment to the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities and (ii) subordinated in right of payment to all Senior Indebtedness at least to the same extent as the Securities.

         "Officer" means the President, the Chief Operating Officer, any Vice President, the Treasurer, the Chief Financial Officer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securities" means the securities in the form of Exhibit A hereto.

         "Senior Indebtedness" means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of (i) any Indebtedness of the Company and (ii) any and all deferrals, renewals, extensions, refundings and refinancings (whether direct or indirect) of any such Indebtedness, whether any such Indebtedness exists as of the date of this Indenture or shall hereafter be created, incurred, assumed or guaranteed; provided, however, that Senior Indebtedness shall not include (A) the
Securities, (B) the Series B Debentures or the 7.25% Debentures, (C) Indebtedness of the Company owed or owing to a Subsidiary or any officer, director, trustee or employee of the Company or any Subsidiary, (D) Indebtedness of the Company which, pursuant to the terms of the instrument creating or evidencing such Indebtedness, is expressly made pari passu with or subordinate in right of payment to the Securities or (E) any liability for taxes owed or owing to the Company.

         "Series B Debentures" means the Company's 7.50% Convertible Subordinated Debentures Due 2003, Series B, in the aggregate principal amount of $149,500,000, issued pursuant to a Second Supplemental Indenture, dated as of October 7, 1996, between the Company and the Trustee.

         "7.25% Debentures" means the Company's 7.25% Convertible Subordinated Debentures Due 2001, in the aggregate principal amount of up to $40,000,000, issued pursuant to a Third Supplemental Indenture, dated as of October 7, 1996, between the Company and the Trustee.

         "Trust Officer", when used with respect to the Trustee, means an officer of the Trustee customarily performing functions in corporate trust matters or any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

SECTION 1.2       Incorporation by Reference to Trust Indenture Act.

         Solely for purposes of this Supplement, Article One of the Indenture is hereby amended to add thereto the following:

         SECTION 114. Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the indenture securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them therein.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1       Form; Dating; Incorporation of Form in Indenture.

         In accordance with Sections 201 and 301 of the Indenture, there shall be and is hereby authorized a single series of Securities designated the "7.50% Convertible Subordinated Debentures Due 2003, Series A" limited in aggregate principal amount to $80,500,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 9.5 or 10.1 hereof or pursuant to Sections 304, 305, 306 or 1107 of the Indenture.

         Their fixed maturity shall be October 1, 2003, and they shall bear interest at the rate per annum of 7.50%, from and including the date of issuance thereof until maturity or earlier redemption, payable semiannually on April 1 and October 1 commencing April 1, 1997, until the principal thereof is paid or made available for payment.

         The principal of and premium, if any, and interest on the Securities shall be payable at the office or agency of the Company in the City of Boston maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall be redeemable as provided in Article 3.

         The Securities shall be subordinated in right of payment to Senior Indebtedness, to the extent provided in Article 11 hereof.

         The Securities shall be convertible as provided in Article 10 hereof.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Supplement. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplement and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplement, expressly agree to such terms and provisions and to be bound thereby. The Securities shall be issuable only in registered form without coupons.

SECTION 2.2       Registrar and Agents.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where the Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Supplement may be served. The Registrar shall keep a register of the Securities (the "Security Register") and of their transfer and exchange. The Company may have one or more co- registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company or any Subsidiary may act as Paying Agent and/or Conversion Agent. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

         The Company may change any Paying Agent, Registrar, Conversion Agent or Co-Registrar on sixty (60) days' prior written notice to the Trustee. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion

Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.


SECTION 2.3       Paying Agent to Hold Money in Trust.

         On or before 11:00 a.m. (Boston time) on each due date of the principal of, premium if any, and interest on any Securities, the Company shall deposit with each Paying Agent a sum sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that it will hold in trust for the benefit of Holders of the Securities or the Trustee all money held by the Paying Agent for the payment of principal of, premium if any, or interest on the Securities and to notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of, premium, if any, or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (if other than the Company or a Subsidiary thereof) shall have no further liability for the money.

SECTION 2.4       Outstanding Securities.

         Securities outstanding at any time are all Securities theretofore authenticated and delivered under this Supplement except: (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Supplement, other than any Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; provided, that in determining whether the Securityholders of the requisite principal amount of outstanding Securities are present at a meeting of Securityholders for quorum purposes or have voted or taken or concurred in any action under this Supplement, including the making of any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be disregarded.

         If a Security is replaced pursuant to Section 306 of the Indenture, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or a Subsidiary) holds on a Redemption Date or maturity date money deposited with it by or on behalf of the Company sufficient to pay the principal of, premium, if any, and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.5       Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee at least seven Business Days prior to each semiannual interest payment date and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee may require of the names and addresses of Securityholders upon which the Trustee may conclusively rely. The Trustee may destroy any such list upon receipt of a replacement list. The Paying Agent will solicit from each Securityholder a certification of social security number or taxpayer identification number in accordance with its customary practice and as required by law, unless the Paying Agent is in possession of such certification. Each Paying Agent is authorized to impose back-up withholding with respect to payments to be made to Securityholders to the extent required by law.

SECTION 2.6       CUSIP Number.

         The Company shall use a "CUSIP" number when issuing the Securities. The Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.7       Restrictions on Transfer.

         The Securities shall be subject to certain restrictions on transfer, set forth in Section 24 of the form of Security attached hereto as Exhibit A. The Security shall bear a legend substantially to the following effect:

                  IF NECESSARY TO EFFECT COMPLIANCE BY THE COMPANY WITH THE REQUIREMENTS OF THE INTERNAL REVENUE CODE 1986, AS AMENDED, RELATING TO REAL ESTATE INVESTMENT TRUSTS, OWNERSHIP OF THE SECURITY REPRESENTED HEREBY MAY BE RESTRICTED BY THE COMPANY AND/OR THE TRANSFER HEREOF MAY BE PROHIBITED, AS SET FORTH MORE FULLY ON THE REVERSE HEREOF.


                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.1       Effect of Notice of Redemption.

         The Securities are subject to redemption as provided in Section 3 of the form of Security attached hereto as Exhibit A. Once notice of redemption is mailed, Securities called for redemption become due and payable on the applicable Redemption Date and at the applicable Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.1       Payment of the Securities.

         Section 1001 of the Indenture is hereby amended by adding thereto the following:

         The Company shall pay interest on overdue principal and premium, if any, at the rate borne by the Security; it shall pay interest, including post-petition interest in the event of a proceeding under any Bankruptcy Law, on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.2       Notice of Default.

         Article Ten of the Indenture is hereby amended by adding thereto the following:

         SECTION 1009. Notice of Default. The Company will, so long as any Securities are outstanding, deliver to the Trustee, within 10 days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers' Certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto.


SECTION 4.3       Limitation on Dividends and Other Distributions.

         Article Ten of the Indenture is hereby amended by adding thereto the following:

         SECTION 1010. Limitation on Dividends and Other Distributions. The Company will not (i) declare or pay any dividend of make any distribution on its shares of Common Shares or to holders of Common Shares (other than dividends or distributions payable in Common Shares or other than as the Company determines in good faith is necessary to maintain its qualification as a real estate investment trust under the Code) or (ii) purchase, redeem or otherwise acquire or retire for value any of its Common Shares, if at the time of such action an Event of Default has occurred and is continuing or would exist immediately after such action. Notwithstanding the foregoing, the provisions of this Section 1010 will not prevent (i) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the foregoing provision on the date of declaration, or (ii) the

Company's retirement of any of its Common Shares by exchange for, or out of the proceeds of the substantially concurrent sale of, other Common Shares.

                                    ARTICLE 5

                                    RESERVED

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1       Events of Default.

         (a) Solely for purposes of this Supplement, Section 501 of the Indenture is hereby amended by deleting paragraphs (1) and (2) thereof and replacing said paragraphs in their entirety with the following:

               (1) default in the payment of any installment interest upon any Security or any 7.25% Debenture or any installment of interest upon or any Additional Amounts payable in respect of any Series B Debenture or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

               (2) default in the payment of the principal of (or premium, if any, on) any Security or any 7.25% Debenture or any Series B Debenture when it becomes due and payable at its Maturity; or

         (b) Solely for purposes of this Supplement, Section 501 of the Indenture is hereby amended by deleting paragraph (3) thereof.

         (c) Solely for purposes of this Supplement, Section 501 of the Indenture is hereby amended by deleting paragraph (8) thereof and replacing it with the following:

               (8) the failure by the Company to perform any conversion of the Securities or any 7.25% Debenture or the Series B Debentures and the continuance of such failure for a period of 60 days;

SECTION 6.2       Rights of Holders to Receive Payment.

         Section 508 of the Indenture is hereby amended to add thereto the following:

         Notwithstanding any other provision of this Indenture, the right of any Holder of any Security to convert such Security or to bring suit for the enforcement of such right shall not be impaired or affected without the written consent of the Holder.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.1       Duties of Trustee.

         Article Six of the Indenture is hereby amended by adding thereto the following:

         SECTION 612.  Duties of Trustee.

         (1) The duties and responsibilities of the Trustee shall be as provided by the TIA. If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                  (a) The Trustee need perform only those duties that are specifically set forth in this Indenture, and the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no others, and no implied covenants or obligation shall be read into this Indenture against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) This paragraph does not limit the effect of paragraph (2) of this Section 612.

               (b) The Trustee shall not be liable for any error in judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (e) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.1(a) (provided that the Trustee is the Paying Agent), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification from the Company or any Holder or obtained actual knowledge.

         (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3), (5) and (6) of this Section 612 and subject to Sections 315 and 316 of the TIA.

         (5) Subject to subsection (3), the Trustee may refuse to perform any duty or exercise any right or power unless, subject to the provisions of the TIA, it receives indemnity satisfactory to it against any loss, liability, expense or fee.

         (6) The Trustee shall not be liable for interest on any money received by it. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2       Eligibility; Disqualification.

         Section 607 of the Indenture is hereby amended by adding thereto the following:

         The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9).

SECTION 7.3       Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1       Defeasance of the Securities.

         The provisions for defeasance of the Securities under Section 1402 of the Indenture and for covenant defeasance of the Securities under Section 1403 of the Indenture and all related provisions of Article 14 of the Indenture shall apply with respect to the Securities.

                                    ARTICLE 9

                             AMENDMENTS AND WAIVERS

SECTION 9.1 Amendments and Waivers with Consent of Holders.

         Section 902 of the Indenture is hereby amended to add thereto the following:

         With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by Board Resolution, and the Trustee may amend or supplement this Indenture (any such amendment or supplement to be in a form satisfactory to the Trustee) or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Subject to Section 904, without the consent of each Holder of Securities affected, however, an amendment, supplement or waiver, may not:

               (1) make any change in Section 508 of this Indenture;

               (2) make any change that adversely affects the right to convert any Security; or

               (3) make any change in Article 11 of the First Supplemental Indenture, dated as of October 7, 1996, which adversely affects the rights of any Securityholder.

SECTION 9.2       Revocation and Effect of Consents.

         Section 904 of the Indenture is hereby amended by adding thereto the following:

         Subject to this Indenture, each amendment, supplement or waiver evidencing other action shall become effective in accordance with its terms. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, waiver or other action becomes effective.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from Holders of the principal amount of Securities then outstanding required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, waiver or other action becomes effective, pursuant to Section 901 or 902, as the case may be, it shall bind every Holder of a Security.

                                   ARTICLE 10

                            CONVERSION OF SECURITIES

SECTION 10.1      Right of Conversion; Conversion Price.

         Subject to the provisions of Section 7 of the Securities, the Holder of any Security or Securities shall have the right, at such Holder's option, at any time before the close of business on October 1, 2003 (except that, with respect to any Security or portion of a Security which shall be called for redemption, such right shall terminate at the close of business on the second Business Day preceding the Redemption Date fixed for redemption of such Security or portion of a Security unless the Company shall default in payment due upon redemption thereof), to convert, subject to the terms and provisions of this Article 10, the principal of any such Security or Securities or any portion thereof which is $1,000 principal amount or an integral multiple thereof into Common Shares initially at the conversion price per share of $18.00 or, in case an adjustment of such price has taken place pursuant to the provisions of Section 10.4, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Security or Securities, the principal of which is so to be converted, accompanied by written notice of conversion duly executed, to the Company, at any time during usual business hours at the office or agency maintained by it for such purpose, and, if so required by the Conversion Agent or Registrar, accompanied by a written instrument or instruments of transfer in form satisfactory to the Conversion Agent or Registrar duly executed by the Holder or his duly authorized representative in writing. For convenience, the conversion of any portion of the principal of any Security or Securities into Common Shares is hereinafter sometimes referred to as the conversion of such Security or Securities.

SECTION 10.2      Issuance of Shares on Conversion.

         As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion, the Company shall deliver or cause to be delivered at its said office or agency, to or upon the written order of the Holder of the Security or Securities so surrendered, certificates representing the number of fully paid and nonassessable Common Shares into which such Security or Securities may be converted in accordance with the provisions of this Article 10. Such conversion shall be deemed to have been made as of the close of business on the date that such Security or Securities shall have been surrendered for conversion by delivery thereof with a written notice of conversion duly executed, so that the rights of the Holder of such Security or Securities as a Securityholder shall cease at such time and, subject to the following provisions of this paragraph, the Person or Persons entitled to receive the Common Shares upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such Common Shares at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such conversion as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and provided, further, that in such event such conversion shall be at the conversion price in effect on the date that such Security or Securities shall have been surrendered for conversion by delivery thereof, as if the stock transfer books of the Company had not been closed. The Company shall give or cause to be given to the Trustee written notice whenever the stock transfer books of the Company shall be closed.

         Upon Conversion of any Security which is converted in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in principal amount equal to the unconverted portion of such Security.

SECTION 10.3      No Adjustment for Interest or Dividends.

         No payment or adjustment in respect of interest on the Securities or dividends on the Common Shares shall be made upon the conversion of any Security or Securities; provided, however, that if a Security or any portion thereof shall be converted subsequent to any regular record date and on or prior to the next succeeding interest payment date, the interest falling due on such interest payment date shall be payable on such interest payment date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Security is registered at the close of business on such regular record date and Securities surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date (except in the case of Securities or portions thereof which are called for redemption on October 1, 1999 through and including October 4, 1999, as to which such payment in respect of the October 1, 1999 interest payment date is not required to accompany any such Security).

SECTION 10.4      Adjustment of Conversion Price.

         (1) In case the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company in Common Shares, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such conversion price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination and in the event that such dividend or other distribution is not so made, or is made in part, the conversion price shall again be adjusted to be the conversion price which would then be in effect (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

         (2) In case at any time the Company shall (A) subdivide its outstanding Common Shares into a greater number of shares, (B) combine its outstanding Common Shares into a smaller number of shares, or (C) issue by reclassification of its Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of Capital Stock, the conversion price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Security surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Security had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (3) In case at any time the Company shall fix a record date for the issuance of rights, options or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share less than the current market price per Common Share on such record date, the conversion price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such conversion price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of Common Shares (or its equivalent) which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price per Common Share and the denominator shall be the number of Common Shares outstanding at the close of business on such record date plus the number of Common Shares (or its equivalent) so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment to the conversion price shall be made pursuant to this Section 10.4(3) if the holders of Securities receive, or are entitled to receive upon conversion or otherwise, the same rights, options or warrants as are issued to the holders of Common Shares, on the same terms and conditions as such rights, options or warrants are so issued to the holders of Common Shares. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, or are issued in part, or are issued but all or part of which expire unexercised, the conversion price shall again be adjusted to be the conversion price which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of rights, options or warrants actually issued, as the case may be.

         (4) In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its Common Shares, of shares of beneficial interest in Hospitality Properties Trust, a Maryland real estate investment trust ("HPT"), then in each such case the conversion price in effect after such record date shall be determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding Common Shares multiplied by the current market price per Common Share on such record date, less the fair market value (as determined by a Board Resolution, whose determination shall be conclusive and described in a statement filed with the Trustee) of the shares of beneficial interest in HPT so to be distributed, and of which the denominator shall be the total number of outstanding Common Shares multiplied by such current market price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date has not been fixed.


         (5) For the purpose of any computation under paragraphs (3) and (4) for this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for the 15 consecutive Business Days selected by the Company commencing not more than 30 and not less than 20 Business Days before the date in question.

         (6) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph
(6)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (6) shall be made to the nearest cent.

         (7) The Company may, but shall not be required to, make such reductions in the conversion price, in addition to those required by paragraph (1), (2),
(3) and (4) of this Section 10.4 as the Company's Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Board of Directors shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Section 10.4 and its actions in so doing shall be final and conclusive.

         (8) The adjustments provided for in this Section 10.4 shall be made successively whenever any event listed above shall occur.

SECTION 10.5      Notice of Adjustment of Conversion Price.

         Whenever the conversion price for the Securities is adjusted as herein provided:

                  (1) the Company shall compute the adjusted conversion price in accordance with Section 10.4 and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 2.4 and with the Trustee; and

                  (2) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all Holders of the Securities at their last addresses as they shall appear in the Security Register.

                  (3) If the conversion price is adjusted and the Company fails to file an Officers' Certificate with the Trustee as provided by
         Section 10.5(1) and the Trustee is acting as the Conversion Agent, the Trustee shall be entitled to rely conclusively on the conversion price set forth in the Officer's Certificate most recently received by the Trustee (or as set forth in the Securities and this Indenture if the conversion price shall not have been adjusted).

SECTION 10.6      Notice of Certain Corporate Action.

         (1)  In case:

               (a) the Company shall authorize the granting to holders of its Common Shares of rights or warrants entitling them to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

               (b) of any reclassification of the Common Shares of the Company, or of any distribution of any assets of the Company to the holders of its Common Shares, or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 2.2 and shall cause to be mailed to the Trustee and all Holders of the Securities at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the conversion price applicable to the Securities and, if so, shall state what the adjusted conversion price will be and when it will become effective. Neither the failure to give the notice required by this Section, nor any defect therein, to any particular Holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up, or the vote on any action authorizing such with respect to the other holders.

         (2) In case the Company or any Affiliate of the Company shall propose to engage in a "Rule 13e-3 Transaction" as defined in the Commission's Rule 13e-3 under the Exchange Act, the Company shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the Commission or any other Person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, a copy of all information required to be given to the holders of the Company's Capital Stock pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Company pursuant to this Section 10.6 or any other provision of the Securities or this Indenture.

SECTION 10.7      Taxes on Conversions.

         The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of Common Shares on conversion of the Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that of the Holder of the Security or Securities to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 10.8      Fractional Shares.

         No fractional shares or scrip representing fractional shares shall be issued upon any conversion of the Securities. If any such conversion would otherwise require the issuance of a fractional share an amount equal to such fraction multiplied by the current market price per Common Share (determined as provided in paragraph (5) of Section 10.4) on the day of conversion shall be paid to the Holder in cash by the Company.

SECTION 10.9      Cancellation of Converted Securities.

         All Securities delivered for conversion shall be delivered to the Trustee or the Conversion Agent to be canceled by or at the direction of the Trustee or the Conversion Agent, which shall dispose of the same as provided in
Section 309 of the Indenture.

SECTION           10.10 Provisions in Case of  Consolidation,  Merger or Sale of
                  Assets.

         (1) In case of any consolidation of the Company with, or merger of the Company into, any Person, or in case of any merger of another Person into the Company (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares), or in case of any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 10.1 to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. The above provisions of this
Section 10.10 shall similarly apply to successive consolidations, mergers, sales or transfers.

         (2) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto.

SECTION           10.11  Disclaimer  by Trustee of  Responsibility  for  Certain
                  Matters.

         The Trustee and each Conversion Agent (other than the Company or any Subsidiary) shall not at any time be under any duty or responsibility to any Holder of the Securities to determine whether any facts exist which may require any adjustment of the conversion price, how it should be calculated or what it should be, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and each Conversion Agent (other than the Company or any Subsidiary) shall not be accountable with respect to the validity, value, kind or amount of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it makes no representation with respect thereto. The Trustee and each Conversion Agent (other than the Company or any Subsidiary) shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Section 7.1, to comply with any of the covenants of the Company contained in this Article 10.

SECTION 10.12     Covenant to Reserve Shares.

         The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Shares, solely for the purpose of issuance upon conversion of the Securities as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Securities. The Company covenants that all Common Shares which shall be so issuable shall be, when issued, duly and validly issued and fully paid and non-assessable. For purposes of this Section 10.12, the number of Common Shares which shall be deliverable upon the conversion of all outstanding Securities shall be computed as if at the time of computation all outstanding Securities were held by a single holder.

                                   ARTICLE 11

                                  SUBORDINATION

SECTION 11.1      Securities Subordinated to Senior Indebtedness.

         The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Indebtedness of the Company, and all other Obligations in respect thereof, whether outstanding at the date of this Supplement or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

         This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         To the extent any provision of this Article 11 conflicts or is inconsistent with any other provision of the Indenture or this Supplement, the provisions of this Article 11 shall govern and supersede such inconsistent or conflicting provision.

SECTION 11.2      No Payment on Securities in Certain Circumstances.

         (a) No payment may be made by the Company on account of the principal of, premium, if any, interest on the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in each case other than payments made with Junior Securities of the Company, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other obligations in respect thereof are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other obligation in respect of, any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived by the holders of such Senior Indebtedness or otherwise has ceased to exist.

         (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of any Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) either such event of default shall be the subject of a judicial proceeding or written notice of such event of default given to the Company by the requisite holders of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived by the requisite holders of such Senior Indebtedness or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, interest on the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made with Junior Securities of the Company.

         (c) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the provisions of this Section 11.2, then such payment or distribution shall be received and held in trust by the Trustee or such Holders or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 11.3      Securities Subordinated to Prior Payment of All
                  Senior Indebtedness on Dissolution, Liquidation or Reorganization.

         Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

         (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, interest on, and Additional Amounts with respect to, the Securities (other than Junior Securities);

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article 11, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be received and held in trust by the Trustee or such Holder or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of such Senior Indebtedness, or their respective representative, or the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee in writing of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 11.4      Securityholders to Be Subrogated to Rights of
                  Holders of Senior Indebtedness.

         Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this
Article 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

SECTION 11.5      Obligations of the Company Unconditional.

         Nothing contained in this Article 11 or elsewhere in this Supplement or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, interest on, and Additional Amounts with respect to, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this
Article 11 or elsewhere in this Supplement or in the Securities, upon any distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Sections 602 and 612 of the Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other
Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this
Article 11. The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. Nothing in this Article 11 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 606 of the Indenture.

SECTION 11.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

         The Trustee or any Paying Agent (other than the Company acting as its own Paying Agent) shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or such Paying Agent unless and until a Trust Officer of the Trustee or such Paying Agent (other than the Company acting as its own Paying Agent), as the case may be, shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 602 and 612 of the Indenture, and such Paying Agent shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION           11.7 Application by Trustee of Assets Deposited with It.

         Any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on, or Additional Amounts with respect to, any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Supplement any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or a Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 11.8      Subordination Rights Not Impaired by Acts or
                  Omissions of the Company or Holders of Senior
                  Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Supplement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION 11.9      Securityholders Authorize Trustee to Effectuate
                  Subordination of Securities.

         Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 11 and to protect the rights of the Holders pursuant to this Supplement, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the making of a timely filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 11.10     Right of Trustee to Hold Senior Indebtedness.

         The  Trustee  shall be  entitled to all of the rights set forth in this
Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplement shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 11.11     Article 11 Not to Prevent Events of Default.

         The failure to make a payment on account of principal of, premium, if any, interest on, or Additional Amounts with respect to, the Securities by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 501 of the Indenture or in any way prevent the Holders or the Trustee from exercising any right or remedy hereunder or at law or in equity other than the right to receive payment on the Securities in accordance with the terms of this Article 11.

SECTION 11.12     No Fiduciary Duty of Trustee to Holders of Senior
                  Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative in accordance with the provisions hereof.

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.1      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provisions shall control. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.2 Communications by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.3      Governing Law.

         The laws of The Commonwealth of Massachusetts shall govern this Supplement and the Securities without regard to principles of conflicts of law.

SECTION 12.4      No Adverse Interpretation of Other Agreements.

         This Supplement may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplement.

SECTION 12.5      Successors.

         All covenants and agreements of the Company in this Supplement and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.6      Multiple Counterparts.

         The parties may sign multiple counterparts of this Supplement. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.7      Headings, etc.

         The headings of the Articles and Sections of this Supplement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.8      Severability.

         In case any provision in this Supplement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, all as of the date first written above.

                                  HEALTH AND RETIREMENT PROPERTIES TRUST
                                  a Maryland real estate investment trust



                                  By: /S/ Ajay Saini
                            Name: Ajay Saini
                           Title: Treasurer and Chief Financial Officer


                                  FLEET NATIONAL BANK,
                                    as Trustee



                                  By: /S/ Robert L. Bice II
                            Name: Robert L. Bice II
                           Title: Vice President

                                    EXHIBIT A

Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

IF NECESSARY TO EFFECT COMPLIANCE BY THE COMPANY WITH THE REQUIREMENTS OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, RELATING TO REAL ESTATE INVESTMENT TRUSTS, OWNERSHIP OF THE SECURITY REPRESENTED HEREBY MAY BE RESTRICTED BY THE COMPANY AND/OR THE TRANSFER HEREOF MAY BE PROHIBITED, AS SET FORTH MORE FULLY ON THE REVERSE HEREOF.



                     HEALTH AND RETIREMENT PROPERTIES TRUST

                7.50% Convertible Subordinated Debenture Due 2003
                                    Series A

HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust, promises to pay to


7.50%                       S P E C I M E N               7.50%
DUE 2003                                               DUE 2003


or registered assigns, the principal sum of__________ Dollars, on October 1, 2003


___________________

1 This paragraph should be included only if the Security is issued in global form.

                  Interest Payment Dates: April 1 and October 1
                     Record Dates: March 15 and September 15


Additional provisions of this Security are set forth on other side of this Security.


Dated:

HEALTH AND RETIREMENT PROPERTIES TRUST                                SEAL


By:___________________________________



By:___________________________________



CERTIFICATE OF AUTHENTICATION
FLEET NATIONAL BANK,
as Trustee, certifies that this is
one of the Securities referred to in
the within mentioned Indenture.


By:__________________________________

Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                     HEALTH AND RETIREMENT PROPERTIES TRUST
           7.50% Convertible Subordinated Debenture Due 2003, Series A


         1. Interest. Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year beginning April 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 1, 1996; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders of the Securities at the close of business on the March 15 or September 15 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

         The payment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Paying Agent in the City of Boston, Commonwealth of Massachusetts. Payments of principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York or the City of Boston, Commonwealth of Massachusetts, or, in the case of any such payments other than the payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

         3. Registrar and Agents. Initially, Fleet National Bank will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands on sixty days' prior written notice to the Trustee. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The office of Fleet National Bank for such purpose is One Federal Street, Boston, Massachusetts 02110, Attn: Corporate Trust Department.

         4. Indenture; Limitations. The Company issued the Securities under an Indenture, dated as of September 20, 1996 (the "Basic Indenture"), between the Company and Fleet National Bank (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of October 7, 1996, (as used herein, the term "Indenture" means the Basic Indenture together with the First Supplemental Indenture). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

         The Securities are general unsecured obligations of the Company limited to $86,250,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

         5. Optional Redemption by the Company. (a) The Company may, at its option, redeem the Securities (i) at any time and from time to time, in whole or in part, on and after October 1, 1999, or (ii) in whole or from time to time in part, prior to October 1, 1999 as deemed necessary by the Board of Trustees of the Company for the Company to continue to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

                  (b) The Securities will be immediately redeemable by the Company to the extent, but only to the extent, deemed necessary by the Board to prevent the Holder of such Securities or any other person having an interest therein (if the Securities were thereupon converted) from being deemed to beneficially own, directly or indirectly, 8.5% or more in value of the Capital Stock of the Company. For purposes of determining a Person's beneficial ownership of Capital Stock, the Securities beneficially owned by such Person will be deemed converted and added to the Capital Stock beneficially owned by such Person for purposes of determining whether such Person beneficially owns in excess of 8.5% in value of the Capital Stock. For purposes of this paragraph, Capital Stock not owned directly shall be deemed to be owned indirectly by a Holder if that Holder or a group including that Holder would be the beneficial owner of such Capital Stock, as defined as of May 1, 1995, in Rule 13d-3 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and/or would be considered to own such Capital Stock by reason of the attribution rules of Section 544 or Section 856(h) of the Code.

                  (c) The redemption price pursuant to the foregoing clauses (a) and (b) shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption.

                  (d) The Company may at any time buy Securities on the open market at prices which may be greater or less than the redemption prices set forth herein.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

         7. Conversion. A Holder of a Security may convert such Security into Common Shares of the Company after issuance and at any time before the close of business on October 1, 2003. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $18.00 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

         To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on Common Shares issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date (except in the case of Securities or portions thereof which are called for redemption on October 1, 1999 through and including October 4, 1999, as to which such payment in respect of the October 1, 1999 interest payment date need not be made). A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

         8.   Subordination.   THIS  SECURITY  IS  SUBORDINATED  TO  ALL  SENIOR
INDEBTEDNESS OF THE COMPANY. TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, SENIOR INDEBTEDNESS MUST BE PAID BEFORE ANY PAYMENT MAY BE MADE TO ANY HOLDERS OF SECURITIES. ANY SECURITYHOLDER BY ACCEPTING THIS SECURITY AGREES TO SUCH SUBORDINATION AND AUTHORIZES THE TRUSTEE TO GIVE IT EFFECT.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

         9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

         10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders may look only to the Company for payment.

         12. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

         13. Amendment and Waiver. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend or supplement the Indenture or the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

         14. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

         15. Defaults and Remedies. If an Event of Default, as defined in the Indenture (other than a Event of Default relating to bankruptcy of the Company), occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default relating to bankruptcy of the Company occurs, then all Securities shall become immediately due and payable without any declaration or act on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the

Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

         16. Trustee Dealings with the Company. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         17. No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE
DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE
COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         18. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

         19. Status as United States Real Property Holding Corporation. To the best of its knowledge, as of the date of the issuance of this Security, the Company is not a "United States real property holding corporation" as defined in
Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code"). A non-United States person disposing of this Security may request from the Company a statement as to whether this Security constitutes a "United States real property interest" (as defined in Code Section 897(c)(1)) as of the date of disposition. It may be necessary to obtain a statement that this Security does not constitute a "United States real property interest" prior to the time that a tax return would otherwise be required to be filed with the United States Internal Revenue Service with respect to such disposition in order to avoid a withholding tax on such disposition. If, at any time while this Security is outstanding, the Company determines that it is at such time a "United States real property holding corporation", it shall provide notice of such determination in accordance with the provisions of Section 13 hereof. The Holder of this Security can contact the Company at 400 Centre Street, Newton, Massachusetts 02158 to obtain information as to the United States income tax consequences of the classification of the Company as a "United States real property holding corporation."

         20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         21. Accounting Terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

         22. Descriptive Headings. The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

         23. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         24. Limitations on certain Holders. This Security may not be transferred (by sale, transfer, gift, assignment, devise or other disposition, whether voluntarily or involuntarily, whether beneficially or of record, and whether effected constructively, by operation of law or otherwise) to any Person if, as a result of such transfer, the Holder hereof or any other Person having an interest in this Security (other than an Excepted Person, as defined in the Company's Amended and Restated Declaration of Trust, as amended), would, if this Security were fully converted, own or be deemed to own, directly or indirectly, capital stock of the Company representing 8.5% or more in value of the total capital stock of the Company outstanding (determined in accordance with the provisions of paragraph (b) of Section 5 above). ANY TRANSFER IN VIOLATION OF THIS SECTION 24 NEED NOT BE RECOGNIZED BY THE COMPANY, THE TRUSTEE OR ANY

AGENT (AS DEFINED IN THE INDENTURE), AND ANY PERSON WHO, NOTWITHSTANDING THE FOREGOING, WOULD, IF THIS SECURITY WERE FULLY CONVERTED, OWN OR BE DEEMED TO OWN, DIRECTLY OR INDIRECTLY, CAPITAL STOCK OF THE COMPANY REPRESENTING 8.5% OR MORE IN VALUE OF THE TOTAL CAPITAL STOCK OF THE COMPANY OUTSTANDING (DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF SECTION 5 ABOVE) SHALL, TO THE EXTENT OF SUCH EXCESS, NOT BE ENTITLED TO CONVERT THIS SECURITY AS OTHERWISE PROVIDED HEREIN AND IN THE INDENTURE.

         The Company will furnish to any Securityholder upon written request and without charge a copy for the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: Health and Retirement Properties Trust, 400 Centre Street, Newton, Massachusetts 02158. Attention:
President.

                                 TRANSFER NOTICE

If you the Holder wants to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                 ________________________________________________
                |                                                |
                |                                                |
                |________________________________________________|


 ...............................................................................

 ...............................................................................

 ...............................................................................

 ...............................................................................
              (Print or type assignee's name, address and zip code)

 ..........................................................................agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:..........................................................................

Your signature:................................................................
               (Sign exactly as your name appears on the other side of
                this Security)

Signature Guarantee*:..........................................................

*Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                                CONVERSION NOTICE

To convert this Security into common shares of beneficial interest, $.01 par value per share, of the Company, check the box:

                                     _______
                                    |       |
                                    |_______|

To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):

                       ____________________________________
                      | $                                  |
                      |____________________________________|

If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                    (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

              ______________________________________________________
             |                                                      |
             |                                                      |
             |______________________________________________________|

 ...............................................................................

 ...............................................................................

 ...............................................................................

 ...............................................................................
              (Print or type assignee's name, address and zip code)

By submitting this certificate, you hereby certify to the Company that, after giving effect to the conversion specified herein, you will not own or be deemed to own, directly or indirectly, shares of beneficial interest in the Company which, together with shares of beneficial interest issuable upon conversion of any other Securities owned directly or indirectly by you, represents 8.5% or more in value of the total shares of beneficial interest of the Company outstanding (determined in accordance with the provisions of paragraph (b) of Section 5 of this Security).

_______________________________________________________________________________

Date:..........................................................................

Your Signature:................................................................

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed By:_______________________________________________________
                                    Note: Signature must be guaranteed
                                          by a member firm of the New York
                                          Stock Exchange or a commercial
                                          bank or trust company.